UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

STRATEGIC INTERNET INVESTMENTS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	33-28188	84-1116458
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

24 First Avenue, P.O. Box 918, Kalispell, MT, 59903
(Address of principal executive offices)

Registrant’s telephone number, including area code: 406-552-1170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02         Unregistered Sales of Equity Securities

Strategic Internet Investments Inc. (hereinafter “SIII”) entered into a Private Placement Subscription Agreement (the “Subscription Agreement”) with an investor (the “Subscriber”).  Under the terms of the Subscription Agreement, SIII has issued to the Subscriber an aggregate of 500,000 newly issued shares (the “Private Placement Shares”) for an aggregate purchase price of $40,000.00 or $0.08 per share.   SIII has received total proceeds of the private placement and has issued the Private Placement Rule 144 restricted Shares and has successfully closed the Private Placement.

Immediately following the closing of the Private Placement, the number of issued and outstanding shares of the Company’s common stock has increase from 36,359,391 to 36,859,391.

In addition, SIII informs that due to poor market conditions the non-brokered private placement announced on September 30, 2013 did not completed and was cancelled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Internet Investments, Incorporated
(Registrant)

Date November 24, 2014	By:	/s/ Fred Schultz
Fred Schultz, Director